Exhibit 10.4

AMENDMENT TO
Stock Transfer Restriction Agreement

THIS AMENDMENT TO THE Stock Transfer Restriction Agreement (this “Amendment”) is made as of September 7, 2022, by and among LifeStance Health Group, Inc., a Delaware limited liability company (the “Company”), TPG VIII Lynnwood Holdings Aggregation, L.P. (“TPG”), and Michael Lester ( “Lester” and collectively with the Company and TPG, the “Parties”). Any capitalized term not defined herein shall have the meaning given it in the Stock Transfer Restriction Agreement between the Parties and certain other parties, dated June 9, 2021 (the “Agreement”).

RECITALS

Whereas, the Parties wish to modify certain terms of the Agreement solely with respect to Lester;

NOW, THEREFORE, the Parties in consideration of the value to the Parties of this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

AGREEMENT

1.
Transfer Restrictions. Solely with respect to Lester, effective on September 7, 2022, Section 2.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Management Investors. Until the two (2)-year anniversary of the closing of Initial Public Offering, no Management Investor shall Transfer a number of Shares exceeding the greater of: (i) that number of Shares the Transfer of which would result in the Relative Ownership Percentage of such Management Investor immediately following such Transfer being less than the Relative Ownership Percentage of the TPG Investor immediately following such Transfer; and (ii) ten percent (10%) of the Vested Equity of such Management Investor at the time of Transfer, in any three-month period (for the avoidance of doubt, excluding any Excluded Transfers).”

2.
Remainder of Agreement Unaffected. Except to the extent expressly stated herein, the Agreement shall remain in full force and effect as written.
3.
Facsimile and Counterpart Signature Pages. This Amendment may be executed by facsimile and in one or more counterparts, each of which counterparts will be deemed to be an original and all of which, which taken together, will be deemed to constitute one in the same agreement.

[Signature Page to Amendment Follows]

IN WITNESS WHEREOF, the Company and Lester have executed and delivered this Amendment as of the first date written above.

THE COMPANY:

LifeStance Health Group, Inc.

Signature:	/s/ Ryan Pardo
Name:	Ryan Pardo
Title:	Chief Legal Officer, Vice President and Secretary

TPG:

TPG VIII Lynnwood Holdings Aggregation, L.P.
By: TPG GenPar VIII, L.P.
its general partner
By: TPG GenPar VIII Advisors, LLC
its general partner

Signature:	/s/ Ken Murphy
Name:	Ken Murphy
Title:	Chief Operating Officer

LESTER:

Signature:	/s/ Michael Lester
Michael Lester